Exhibit 32.1
Certifications of Periodic Report by the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          In connection with the Transition Report of Avatech Solutions, Inc. (the “Company”) on Form 10-K for the transition period ending June 30, 2010 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: November 15, 2010	/s/ Marc L. Dulude Marc L. Dulude
Chief Executive Officer

/s/ Lawrence Rychlak Lawrence Rychlak
President and Chief Financial Officer